Exhibit 1.1

Medley LLC

[•]% Notes due 20[•]

Form of Underwriting Agreement

[•], 2016

FBR Capital Markets & Co.

[Address]

As Representative of the several Underwriters named in Schedule I hereto, (the “Representative”)

Ladies and Gentlemen:

Medley LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) $[•] aggregate principal amount of [•]% Notes due 20[•] (the "Senior Notes") of the Company and, at the election of the Underwriters pursuant to the option described in Section 3 hereof, up to an additional $[•] aggregate principal amount of Senior Notes.

The Senior Notes will be issued under an indenture dated as of August 9, 2016, as supplemented by the Second Supplemental Indenture, to be dated as of [•], 2016 (collectively, the “Indenture”) between the Company and U.S. Bank National Association, as Trustee. The initial $[•] aggregate principal amount of Senior Notes (the “Initial Notes”) to be purchased by the Underwriters and all or any part of the Senior Notes subject to the option described in Section 3 hereof (the “Optional Notes”) are hereinafter referred to as the “Notes.” The Notes will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated as of [•], 2016 (the “DTC Agreement”), between the Company and DTC.

 1.            The Company represents and warrants to, and agrees with, each of the Underwriters as of the Applicable Time and each Time of Delivery, that:

(a)            A registration statement on Form S-1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Notes has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Notes that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section VI hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Notes is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(c)           For the purposes of this Agreement, the “Applicable Time” is [•] p.m. (New York City time) on the date of this Agreement and any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”. The Pricing Prospectus, as of the Applicable Time, together with the Final Term Sheet, as set forth on Schedule V hereto, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule III hereto, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, nor did any such Issuer Free Writing Prospectus or Section 5(d) Writing include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(d)           Reserved.

(e)           The Company has full power and authority to execute this Agreement, the Indenture, the Notes, and the DTC Agreement and to issue the Notes and to perform its obligations hereunder and thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of this Agreement, the Indenture, the Notes and the DTC Agreement and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken;

(f)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(g)          Neither of the Company nor any of its subsidiaries (all of which are listed on Schedule IV hereto) (collectively, the “Medley Parties”, which, for the avoidance of doubt, shall not be deemed to include any of the Medley Funds (defined below)) and none of the Medley Funds have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from war or other acts of hostility, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Medley Parties or any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, financial position, stockholders’ equity or results of operations of the Medley Parties or the Medley Funds, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, otherwise than as set forth or contemplated in Registration Statement, the Pricing Prospectus and the Prospectus; in this Agreement, “Medley Funds” means, collectively, Medley Opportunity Fund Ltd., Medley Opportunity Fund LP, Medley Opportunity Fund II LP, Medley Opportunity Fund III LP, Medley Capital Corporation, Sierra Income Corporation and any other limited partnerships, or funds, for which the Company, directly or indirectly, acts as general partner or investment manager and “subsidiaries” or “subsidiary” shall not be deemed to include any of the Medley Funds;

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(h)           None of the Medley Parties own any real property. The Medley Parties have good and marketable title to all personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Medley Parties; and any real property and buildings held under lease by any of the Medley Parties are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Medley Parties;

(i)            The Company has been duly incorporated or formed, as applicable, is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Medley Parties, taken as a whole, or have a material adverse effect on the consummation of the transactions contemplated herein (a “Material Adverse Effect”); each of the subsidiaries of the Company and each of the Medley Funds has been duly formed or incorporated, as applicable, and is validly existing as a limited liability company, limited partnership or corporation, as applicable, and is in good standing under the laws of their respective jurisdictions of organization, except where such failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(j)            No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s share capital, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s properties or assets to the Company or to any other subsidiary of the Company, except as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(k)           As of June 30, 2016, the Company has an authorized capitalization as set forth in the Pricing Prospectus as set forth in the capitalization table in the section of the Pricing Prospectus entitled “Capitalization”; and all of the issued equity interests of the Company and its subsidiaries have been duly authorized and issued and except as described in the Pricing Prospectus, all of the issued equity interests of each subsidiary of the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(l)            The Notes to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment therefor as provided herein, will be valid and legal obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and will conform in all material respects to the description of the Notes contained in the Pricing Prospectus and Prospectus;

(m)           The Indenture has been duly authorized, and, at the First Time of Delivery, will be executed and delivered by the Company, and when executed and delivered by the Trustee, will constitute a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally;

(n)           The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally;

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(o)           The consolidated historical financial statements and schedules of the Company and Medley Management Inc. and their consolidated subsidiaries included in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and Medley Management Inc. and their subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected financial data set forth under captions “Summary—Summary Historical Consolidated Financial and Other Data” and “Selected Historical Financial Information” in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement, the information included therein, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of ASC Topic 810, Consolidation), not disclosed in the Pricing Prospectus, the Prospectus and the Registration Statement. There are no financial statements that are required to be included in the Pricing Prospectus that are not included as required by the rules and regulations of the Act. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission) contained in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement comply with Regulation G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(p)           The issue and sale of the Notes and the compliance by the Company with this Agreement, the Indenture, the Notes and the DTC Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Medley Parties or Medley Funds pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Medley Parties or Medley Funds is a party or by which any of the Medley Parties or Medley Funds is bound or to which any of the property or assets of any of the Medley Parties is subject, (ii) result in any violation of the provisions of the Certificate of Formation or Limited Liability Company Agreement of the Company or the charter or by-laws or similar organizational documents, as applicable, of any subsidiary of the Company or any of the Medley Funds or (iii) result in any violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, agency or body having jurisdiction over any of the Medley Parties or any of their properties, except in the case of clauses (i) and (iii) as would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Notes or the DTC Agreement, except the registration under the Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

(q)           None of the Medley Parties or any of the Medley Funds are (i) in violation of its Certificate of Incorporation or By-laws (or similar organizational documents, as applicable) or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for any default or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(r)           The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Notes, under the captions “Certain Relationships and Related Transactions”, “Certain ERISA Considerations”, “Certain Provisions of Delaware Law and our Limited Liability Company Agreement” and “Certain United States Federal Income Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(s)           None of the Medley Parties or, to the best of the Company’s knowledge, any affiliates, have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

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(t)          Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Medley Parties or the Medley Funds is a party or of which any property of any of the Medley Parties or the Medley Funds is the subject that would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others;

(u)          The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v)          Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and no securityholder of the Company is entitled to preemptive or other rights to subscribe for Notes;

(w)          At the time of filing the Initial Registration Statement the Company was not, and the Company is not now, an “ineligible issuer,” as defined under Rule 405 under the Act;

(x)          RSM US LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(y)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s (or its manager’s, acting on behalf of the Company) principal executive officers and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(z)           Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change, material weakness or significant deficiency in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(aa)         The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s (or its manager’s) principal executive officers and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(bb)        No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the New York Stock Exchange (the “Exchange”)) or approval of the stockholders of the Company is required for the issuance and sale of the Notes, other than (i) registration of the Notes under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters or (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

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(cc)         The Company and the Company’s (or its manager’s) officers, directors or partners, as applicable, in their capacities as such officers, directors or partners of the Company are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith that are applicable to the Company as of the date hereof;

(dd)        The Medley Parties own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Medley Parties have received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)         The Medley Parties possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus; and except as described in the Pricing Prospectus, none of the Medley Parties have received notice of any revocation or modification of any such license, certificate, permit or authorization or have any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

(ff)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 430 of the Code or Section 303 of ERISA (each, a “Pension Plan”), no failure to satisfy the minimum funding standard under Section 430 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Pension Plan exceeds the present value of all benefits accrued under such Pension Plan (determined based on those assumptions used to fund such Pension Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to Pension Plans or premiums to the PBGC, in the ordinary course and without default) in respect of a Pension Plan or a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA;

(gg)       The Medley Parties have insurance covering their respective properties, operations, personnel and businesses which insurance is in amounts and insures against such losses and risks as are customary and adequate in the businesses in which they are engaged; and none of the Medley Parties has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(hh)        All statistical or market-related data included in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus and the Issuer Free Writing Prospectus, if any, are based on or derived from sources that the Company believe to be reliable and accurate, and no consent for the use of such data is required, except as has been obtained;

(ii)           None of the Medley Parties or Medley Funds nor, to the knowledge of any of the Medley Parties, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Medley Parties or any of the Medley Funds has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

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(jj)            The operations of the Medley Parties and the Medley Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “CFTRA”), and (i) the operations of the Medley Parties and the Medley Funds are and have been conducted at all times in compliance with the money laundering statutes of all jurisdictions to which the Medley Parties and Medley Funds may be subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Medley Parties and Medley Funds (collectively, the “Other Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Medley Parties or any of the Medley Funds with respect to the CFTRA or Other Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(kk)          None of the Medley Parties or Medley Funds nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Medley Parties or any of the Medley Funds is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the United Nations Security Council or Her Majesty’s Treasury (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(ll)           From the time of initial confidential submission of a registration statement relating to the Notes with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(mm)       There are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Notes contemplated hereby;

(nn)         Each of the Medley Parties and the Medley Funds (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”) or the Investment Company Act, and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable; except where the failure to be in such compliance or so registered, licensed or qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except where the failure to be so registered, licensed, qualified or in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(oo)        The offering, sale, issuance and distribution of securities by the Medley Funds have been made in compliance with the Securities Act and the securities laws of any state or foreign jurisdiction applicable with respect thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(pp)         All tax returns required to be filed by the Medley Parties and the Medley Funds have been timely filed or extensions to file such returns have been timely requested and all such tax returns are true, correct and complete in all material respects and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than (i) those being contested in good faith and for which adequate reserves have been provided or (ii) those that would not, individually or in the aggregate, have a Material Adverse Effect. There is no tax deficiency or assessment that has been or would be reasonably expected to be proposed by a taxing authority against any of the Medley Parties or the Medley Funds, other than a deficiency or assessment that is not material;

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(qq)         The Company is not a party to any investment advisory agreement, investment management agreement or management agreement (collectively, the “Investment Management Agreements”); each Investment Management Agreement to which any of the Company’s subsidiaries is a party constitutes a valid and legally binding agreement of each such subsidiary, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and in compliance with the applicable provisions of the Advisers Act and such subsidiary is not in breach or violation of or in default under any such agreement, except any breach, violation or default that would not, individually or in the aggregate, result in a Material Adverse Effect; and

(rr)          Neither the Company nor any of its subsidiaries has any outstanding debt securities except for the Company’s $25,000,000 in aggregate principal amount of 6.875% Notes due 2026.

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Note of $[•], the amount of Initial Notes set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Notes as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agree to purchase from the Company, at the purchase price per Note set forth in clause (a) of this Section 2, that amount of Optional Notes as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Notes) determined by multiplying such amount of Optional Notes by a fraction, the numerator of which is the maximum amount of Initial Notes which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum amount of Initial Notes that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to $[•] aggregate principal amount of Optional Notes, at the purchase price per Note set forth in the paragraph above, for the sole purpose of covering sales of notes in excess of the Initial Notes,. Any such election to purchase Optional Notes may be exercised, in whole or from time to time in part, only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate amount of Optional Notes to be purchased and the date on which such Optional Notes are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriters and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.            Upon the authorization by the Representative of the release of the Senior Notes, the several Underwriters propose to offer the Senior Notes for sale upon the terms and conditions set forth in the Prospectus.

4.            (a) The Notes to be purchased by each of the Underwriters hereunder, shall be transferred electronically at the Time of Delivery (as defined below) in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company and shall be delivered by or on behalf of the Company to the Representative, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Initial Notes, [10:00 a.m.], New York City time, on [•], 2016 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Notes, [10:00 a.m.], New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Notes, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Initial Notes is herein called the "First Time of Delivery", such time and date for delivery of the Optional Notes, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

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(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Notes and any additional documents reasonably requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered to counsel for the Underwriters located at Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (the “Closing Location”), and the Notes will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A telephonic meeting will be held at the Closing Location at 4:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.            The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form reasonably approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery to which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject to such taxation;

(c)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document necessary to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

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(d)          To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)          During the period beginning from the date hereof and continuing to and including the date [30] days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Notes, including but not limited to $25 par notes, preferred stock, debt securities, any options or warrants to purchase debt securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, debt securities or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge or disposition, without the prior written consent of the Representative;

(f)           To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that, any report or financial statement that is filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been timely furnished and delivered to the stockholders at the time furnished to or filed with the Commission;

(g)          During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that, any report or financial statement that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished and delivered to you at the time furnished to or filed with the Commission;

(h)           To cooperate with the Representative and use its commercially reasonable efforts to permit the offered Notes to be eligible for clearance and settlement through the facilities of DTC;

(i)            To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)            To use its best efforts to list, subject to notice of issuance, the Notes on the Exchange as soon as practicable at the time reasonably requested by the Representative but no later than 30 days of the original issue date of the Notes, provided that such Notes meet or exceed the applicable New York Stock Exchange minimum listing standards;

(k)           To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l)            If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(m)          To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Notes within the meaning of the Act and (ii) completion of the 30-day restricted period referred to in Section 5(e)(1) hereof.

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6.            (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto;

(b)           The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representative with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representative that are listed on Schedule III hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)           Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(e)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representative expressly for use therein.

7.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing and Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Notes on the New York Stock Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel not to exceed $[10,000] for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Notes; (vi) other fees and disbursements of counsel for the Underwriters of up to a maximum amount of $[•]; (vii) the cost and charges of the trustee under the Indenture; (viii) any fees charged by securities rating services for rating the Notes; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of its own costs and expenses, including the fees of their counsel (except as described above), transfer taxes on resale of any of the Notes by them, any advertising expenses connected with any offers they may make.

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8.             The obligations of the Underwriters hereunder, as to the Notes to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and in substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)            (i) Winston & Strawn LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and in substance reasonably satisfactory to you, to the effect set forth in Annex I hereto and (ii) John D. Fredericks, General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and in substance reasonably satisfactory to you, to the effect set forth in Annex II hereto;

(d)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, RSM US LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and in substance reasonably satisfactory to you;

(e)           (i) None of the Medley Parties shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Medley Parties or any change, or any development involving a prospective change, in or affecting the management, financial position, stockholders’ equity or results of operations of the Medley Parties, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)            The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

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(h)           The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company or its manager, acting on behalf of the Company, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request;

(i)            On the date of the Prospectus at a time prior to the execution of this Agreement and at each Time of Delivery, Richard Allorto, Chief Financial Officer, shall have furnished to you a certificate or certificates, dated the respective dates of delivery thereof, in form and in substance reasonably satisfactory to you, to the effect set forth in Annex III hereto; and

(j)            FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

9.             (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b)          Each Underwriter severally (and not jointly) will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless and to the extent it did not otherwise learn of such action, and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, each broker-dealer affiliate of any Underwriter and any agent of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or its manager (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

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10.           (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter, you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate amount of all the Notes to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Notes which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriters purchase its pro rata share (based on the amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate amount of all the Notes to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Notes) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Sections 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 7 and 9 hereof, but, if for any other reason, any Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes not so delivered, provided, however, that in no event shall the Company be obligated to pay any fees and expenses of the Underwriters in excess of $[•] and, further, that the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of FBR Markets & Co. [Address] and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and its manager and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.          The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.          THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.           The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriter is pursuant to the authority set forth in a form of agreement among the Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

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Very truly yours,

MEDLEY LLC

By:
Name:
Title:

Accepted as of the date hereof:

[FBR CAPITAL MARKETS & CO.]

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Amount of Initial Notes to be Purchased
FBR Capital Markets & Co.	$	[•]
Incapital LLC	$	[•]
Ladenburg Thalmann & Co. Inc.	$	[•]
Compass Point Research & Trading, LLC	$	[•]
William Blair & Company, L.L.C.	$	[•]
JonesTrading Institutional Services LLC	$	[•]
National Securities Corporation	$	[•]
Total	$	[•]

SCHEDULE II

Issuer Free Writing Prospectus

1.	Final Term Sheet, as set forth in Schedule V

SCHEDULE III

Section 5(d) Writings

[None]

SCHEDULE IV

Subsidiaries of Medley LLC

MCC Advisors LLC

MCOF GP LLC

MCOF Management LLC

Medley Capital LLC

Medley GP Holdings LLC

Medley GP LLC

Medley Seed Funding I LLC

Medley SMA Advisors LLC

MOF II GP LLC

MOF II Management LLC

MOF III GP LLC

MOF III Management LLC

SIC Advisors LLC

STRF Advisors LLC

Schedule V

Final Term Sheet

[To come]

ANNEX I

Opinion of Winston & Strawn LLP

ANNEX II

Opinion of General Counsel

ANNEX III

Certificate of Chief Financial Officer